Exhibit 10.3

Portions  of  this  Exhibit  have  been  omitted   pursuant  to  a  request  for
confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks ("*****"), and the omitted text has been filed separately with the Securities and Exchange Commission.


                              AMENDED AND RESTATED
                        AFFILIATION AND LICENSE AGREEMENT
                          FOR DTH SATELLITE EXHIBITION
                                 OF PROGRAMMING








         PLAYBOY TV, TWO ADULT MOVIE CHANNELS AND PLAYBOY TV EN ESPANOL








                                  DIRECTV, INC.

                                       and

                      PLAYBOY ENTERTAINMENT GROUP, INC. and
                          SPICE HOT ENTERTAINMENT, INC.

                              AMENDED AND RESTATED
                        AFFILIATION AND LICENSE AGREEMENT
                          FOR DTH SATELLITE EXHIBITION
                                 OF PROGRAMMING


      AMENDED AND RESTATED AGREEMENT made as of August 1, 2007 (the "Effective Date"), by and between PLAYBOY ENTERTAINMENT GROUP, INC., and SPICE HOT ENTERTAINMENT, INC., each of which is a Delaware corporation having an office located at Media Center Drive., Los Angeles, California 90065 (collectively referred to herein as "Programmer"), and DIRECTV, INC., a California corporation, having an office located at 2230 East Imperial Hwy., El Segundo, California 90245 ("Affiliate").

WITNESSETH:

      WHEREAS, Affiliate and Programmer entered into a written agreement entitled Amended and Restated Affiliation and License Agreement for DTH Satellite Exhibition of Programming dated September 16, 2006 (the "Current Playboy Agreement"), whereby Programmer granted Affiliate the right to distribute various television networks owned and operated by Programmer that feature adult films, related programming and interstitial material (individually the "Service," or collectively the "Services", as defined in Section 1(b) below) via the DTH Distribution System (as defined in Section 1(a)(ii) below) in the United States (the "Territory") as restricted herein;

      WHEREAS, the parties desire to amend various terms of the Agreement and herein restate the Agreement in its entirety; and

      WHEREAS, this Agreement supersedes all prior understandings and agreements relating to the subject matter herein, including without limitation, the Current Playboy Agreement and any amendments or extensions thereto;

      NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH ARE HEREBY ACKNOWLEDGED, IT IS MUTUALLY AGREED AS FOLLOWS:

      1. Grant of Rights.

         (a) Distribution; Certain Definitions.

            (i) Programmer hereby grants to Affiliate, and Affiliate hereby accepts, the non-exclusive right to distribute the Service in the Territory via the DTH Distribution System (as defined below) to DIRECTV Subscribers during the Term (as defined in Section 6(a) below), as follows: (i) with respect to the Playboy TV Service (as

EXECUTION VERSION                      2
defined in Section 1(b) below), distribution shall include residential subscribers, hotels, motels, private offices, multiple dwelling facilities and oil rigs (provided, however, that Affiliate shall not have the right to distribute the Service in any common areas to which the public has free access) on a subscription (a la carte or package) basis (the "Subscription Offerings") and on a pay-per-view, pay-per-block and pay-per-night basis (collectively, the "PPV Offerings"), in blocks of at least sixty (60) minutes each (or such period as the parties shall agree) for up to twenty four (24) hours; provided, however, that any partial exhibition of the Service which consists only of motion pictures must be no shorter than sixty (60) minutes (any block of time, a "PPV Program"); and (ii) with respect to each of Movie Channel 1, Movie Channel 2 and Playboy TV en Espanol Services (as each is defined in Section 1(b) below), distribution may include Subscription Offerings and PPV Offerings to residential subscribers, hotels, motels, private offices, multiple dwelling facilities and oil rigs (provided, however, that Affiliate shall not have the right to distribute the Service in any common areas to which the public has free access). Affiliate shall determine in its sole discretion whether to sell Subscription Offerings on an a la carte or package basis. Affiliate shall have the non-exclusive right to use the name of or logo for "Playboy TV," "Club Jenna," "Spice:Xcess," and "Playboy TV en Espanol" as such names or logos may be changed, altered and amended by Programmer, or the names, titles or logos of the Service or any of its programs, or the names, voices, photographs, music, likenesses or biographies of any individual participant or performer in, or contributor to, any program or any variations thereof, all of which are being licensed exclusively for use in connection with the distribution, promotion, marketing and sale of the Service as provided herein. Any further use shall require Affiliate's notification to Programmer and Programmer's written approval, not to be unreasonably withheld.

            (ii) The term "DTH Distribution System" shall mean the distribution system for video and other programming services whereby the programming satellite signal or feed is received from Programmer's delivery source by a DIRECTV turnaround earth-station facility which compresses and processes the signal or feed and then uplinks it to a DTH communications satellite (a "DTH Satellite") for transmission to DIRECTV Subscribers. DTH Distribution System shall also include any other method of distribution that Affiliate currently and/or subsequently uses to deliver the Service feed(s) to DIRECTV Subscribers as part of Affiliate's provision of television services consisting of multi-channel linear programming (which may be combined with other services), including, without limitation, MMDS and territorial-based transmission infrastructures such as Internet protocol (excluding distribution via the Internet or the World Wide Web; provided that if at any time Programmer offers the right to distribute the Service via the Internet or World Wide Web to any other distributor of the Service, Programmer will offer the same rights on the same terms and conditions to distribute the Service on the Internet or the World Wide Web to Affiliate)), fiber optic, twisted pairs and coaxial cable, provided that in connection with such delivery methods, Affiliate complies with the following: (i) the end users to whom Affiliate distributes the Service are DIRECTV Subscribers; (ii) the branding and packaging that is received by such DIRECTV Subscribers is substantially the same as the branding and packaging received by DIRECTV Subscribers that receive the Service via Affiliate's direct to home satellites. During the Term (as defined in Section 6(a)), the Service (as defined below)

EXECUTION VERSION                      3
shall be distributed via a DTH Satellite at the orbital location which transmits to the greatest number of DIRECTV Subscribers. "DIRECTV Subscribers" shall mean those customers (both residential and non-residential) authorized by Affiliate to receive a DIRECTV branded DTH service via the DTH Distribution System to a customer's Set-Top Box (as defined below), provided that nothing herein shall prohibit the transfer of Service programming by a DIRECTV Subscriber from such Subscriber's Set-Top Box to a portable viewing device. "Service Subscribers" shall mean DIRECTV Subscribers authorized by Affiliate to receive the
Subscription   Offerings  and/or  PPV  Offerings.   "Internet"  shall  mean  the
electronic communications network that connects computer networks and organizational computer facilities around the world. "World Wide Web" means the hypertext transfer protocol-based, distributed information system that facilitates sharing information and content via the Internet. A "Set-Top Box" means a device that connects to, or is integrated as part of, a television or other video output display device ("Display Device") and also connects to the source of Affiliate's audio/visual signal, the content of which then is displayed on the Display Device.

            (iii) *****

            (iv) Affiliate shall have the right, but not the obligation, exercisable in its absolute sole discretion, to distribute the programming service commonly known as "Playboy en Espanol" upon delivery to Programmer of not less than thirty (30) days prior written notice thereof. References throughout this Agreement to Playboy en Espanol shall be applicable only upon Affiliate's launch, if any, of Playboy en Espanol via the DTH Distribution System.

            (v) Affiliate shall be permitted to authorize satellite master antenna television system ("SMATV") operators (including telephone companies and similar service providers) that serve multiple dwelling unit buildings or complexes, commercial or business establishments with multiple television viewing sites or master planned communities and the like to distribute the Service in the Territory via such SMATV systems directly to end users within such buildings or establishments for DTH reception only, provided, however, that: (i) such SMATV operator shall not have the right to distribute the Service in any common areas to which the public has free access and (ii) Affiliate shall be responsible for each such SMATV operator's compliance with all the terms and conditions of this Agreement including but not limited to, the service charge due for each individual purchase of the Service, whether on a PPV Offering or Subscription Offering basis.

         (b) The Service. The "Service" shall, individually and collectively, mean and consist of the national feed (or, if Programmer uses multiple feeds for the Service for the purpose of serving multiple time zones, such other of such multiple feeds designated by Affiliate) of the three programming services described in clauses (i) through (iii) below, and Playboy TV en Espanol and the VOD Service at such time, if any, that Affiliate elects to launch Playboy TV en Espanol and/or the VOD Service. Each Service, except the VOD Service, shall be presented on a 24-hour per day, 7 days a week schedule, as described below and in the "Descriptions and Limitations of the Service," attached hereto as Exhibit
A. The

EXECUTION VERSION                      4

Service shall be delivered to Affiliate in its entirety, meaning that the programming (including, without limitation, all other information related thereto (e.g., data)) on the Service as received by any Service Subscriber at a given point in time shall be the same as the programming received by all other subscribers to the Service at such point in time (excluding insertions by individual video service providers to permit the customization of a feed with respect to promoting such video service provider not to exceed four minutes per hour; provided that the insertions do not change the content of a Program, and only preempt interstitial programming). In the event that Programmer grants individual service providers the right to insert customized insertions as provided hereinabove, Programmer shall notify Affiliate and Affiliate shall be granted the same such rights.

            (i) Playboy TV. The programming service commonly known as "Playboy TV" ("Playboy TV") shall consist of entertainment programming for adult audiences as more fully described in the "Description and Limitation of the Services" Section attached hereto as Exhibit A. Affiliate shall refer to Playboy TV as "Playboy TV," or other name mutually agreed to by the parties, and may list Playboy TV on the program guide as "PBTV." Affiliate shall include a marketing description of Playboy TV in Affiliate's programming guide that is viewed by Subscribers that is mutually agreed upon by the parties.

            (ii) Movie Channel 1. The service known as "Movie Channel 1" ("Movie Channel 1") shall consist of entertainment programming for adult audiences as more fully described in the "Description and Limitation of the Services" Section attached hereto as Exhibit A. Affiliate shall refer to Movie Channel 1 as "Club Jenna," or other name approved by Affiliate, and may list Movie Channel 1 on the program guide as "JENNA" or as otherwise agreed to by the Parties. Affiliate shall include a marketing description of Movie Channel 1 in the programming guide that is viewed by Subscribers that is mutually agreed upon by the parties. Notwithstanding the foregoing, upon thirty (30) days prior written notice by Affiliate to Programmer, Affiliate shall have the right to permanently replace the programming currently distributed on Movie Channel 1 (i.e., "Club Jenna") with the Programmer controlled service currently known as "Fresh!".

            (iii) Movie Channel 2. The service known as "Movie Channel 2" ("Movie Channel 2") shall consist of entertainment programming for adult audiences as more fully described in the "Description and Limitation of the Services" Section attached hereto as Exhibit A. Affiliate shall refer to Movie Channel 2 as "Spice:Xcess", and may list Movie Channel 2 on the program guide as "XCSS" or as otherwise agreed to by the Parties. Affiliate shall include a marketing description of Movie Channel 2 in the programming guide that is viewed by Subscribers that is mutually agreed upon by the parties. Movie Channel 1 and Movie Channel 2 may be referred to collectively as the "Movie Channels".

            (iv) [This section intentionally left blank.]

            (v) [This section intentionally left blank.]


EXECUTION VERSION                       5

            (vi) Playboy TV en Espanol. Playboy TV en Espanol shall consist of native and dubbed Spanish-language entertainment programming for adult audiences as more fully described in the "Description and Limitation of the Services" Section attached hereto as Exhibit A. Affiliate shall refer to the Service as "Playboy en Espanol," or other name mutually agreed to by the parties, and may list the channel on the program guide as "PBE" Affiliate shall include a marketing description of Playboy TV en Espanol in the programming guide that is mutually agreed upon by the parties.

            (vii) VOD Service. The collection of VOD Packages (as defined herein) offered to distributors of the Service for use in the distributors' Video-On-Demand service, wherein each Package is offered in its entirety to a subscriber's premises by means of the DTH Distribution System for use in an "On-Demand" environment where the subscriber can start and stop video programming at any time and the content is delivered to subscribers as part of the same service that the subscriber receives his or her linear television service (specifically excluding delivery via the Internet/World Wide Web.) A VOD Package is defined as those bundles of adult programs consisting of adult content offered to multi-channel video distributors of television in the Territory (for example any cable operator, satellite television provider, or other facilities-based provider such as Verizon, Bell South or AT&T, in connection with such other provider's multi-channel video distribution business, but not such other provider's cellular phone, World Wide Web, Internet or wireless businesses (an "MCVP")) for distribution on a VOD basis to subscribers with specific distribution requirements including requirements with respect to the user interface. Notwithstanding the terms of this paragraph, upon Affiliate's election and written request, Programmer agrees to provide customized VOD Packages for use by Affiliate in its VOD service offered to Subscribers to the extent that use of Programmer's VOD Packages as set forth above is commercially unreasonable given the technology deployed by Affiliate for so long as Affiliate's use of Programmer's VOD Packages remains commercially unreasonable.

            (viii) [This section intentionally left blank.]

            (ix) Programmer represents and warrants that (A) it reviews all programming contained in the Service for compliance with the restrictions and limitations set forth in Exhibit A, and (B) the Service shall reflect adult content subject to the restrictions and limitations set forth in Exhibit A, and shall not contain or depict any acts otherwise prohibited by Exhibit A.

            (x) All right, title and interest in and to the entire contents of the Service, including, but not limited to, films and recordings thereof, title or titles, names, trademarks, concepts, stories, plots, incidents, ideas, formulas, formats, general content and any other literary, musical, artistic, or other creative material included therein shall, as between Programmer and Affiliate, remain vested in Programmer.

            (xi) Each of the Playboy TV, Movie Channel 1, Movie Channel 2 and Playboy TV en Espanol (if applicable) shall be offered on a simultaneous basis and

EXECUTION VERSION                      6
distributed by Affiliate to its Subscribers a minimum of 24 hours per day, seven days per week, on a separate and distinct channel.

            (xii) At any time during the Term and in any portion of the Territory, Affiliate shall be permitted to offer other "branded" or "unbranded" adult programming competitive to the Service, it being acknowledged and agreed by the parties that Affiliate's offering of such other adult programming shall not constitute a breach of this Agreement.

            (xiii) Programmer shall not propose or impose upon Affiliate, nor shall Affiliate be obligated to pay, any surcharge or other cost (other than the License Fees provided for in Section 2 hereof) for receipt and distribution of the Service.

         (c) Other Distribution Rights and Obligations. In addition, the parties agree as follows:

            (i) Subject to  Programmer's  obligations  hereunder and Affiliate's rights under Section 17, Affiliate shall distribute the Service as transmitted by Programmer, in its entirety, in the order and at the time transmitted by Programmer without any intentional and willful editing, delays, alterations, interruptions, deletions or additions ("Alterations"), excepting: (A) Affiliate's commercial or other announcements, only if permitted under Section 3 hereof, (B) Affiliate's electronic guides (including without limitation, any mosaic or similar guides), (C) news bulletins and other public announcements as may be required by emergencies or applicable law; and (D) the use of digital video recorders at the DIRECTV Subscriber's premises for playback either on a television display or a mobile device ("DVRs"), videocassette recorders ("VCRs"), or other similar devices by DIRECTV Subscribers. Programmer acknowledges that the DTH System requires and applies digital compression and encryption processes prior to transmission and decryption and decompression processes upon reception and agrees that such processing does not constitute an Alteration of the Service. Programmer shall fully encrypt the satellite signal of the Service utilizing encryption technology commonly used in the satellite distribution industry. Affiliate shall at all times provide Affiliate with two operational receivers and decoders per Service as necessary to receive and decode the Service.

            (ii) Subject to the terms and conditions of this Agreement, the terms and conditions upon which Affiliate distributes the Service to Service Subscribers, including, without limitation, the packaging of the Service and retail price charged, shall be determined by Affiliate in its sole discretion. Affiliate shall use reasonable efforts to provide Programmer with sixty (60) days' prior written notice of any retail price change.

            (iii) Subject to the limitations contained in Section 17 below, and Exhibit B, as applicable, with respect to the PPV Offerings, Affiliate may offer a multiple channel offering, such that for a single payment a purchasing Subscriber is permitted to view Movie Channel 1 and Movie Channel 2 and/or Playboy TV together with other adult

EXECUTION VERSION                      7
channels as determined by Affiliate (as restricted by Section 17 herein) (the "Cascade"), all for one fee (the "Cascade Fee").

            Notwithstanding Affiliate's current intention, Affiliate shall not be obligated to offer the Service using the purchasing mechanism set forth in this Section 1(c)(iii).

            (iv)  Programmer  shall make the  Service  available  via  satellite signal from a domestic communications satellite commonly used for the delivery of television programming which must be viewable with existing equipment from Affiliate's broadcast center in Los Angeles, California (the "Broadcast Center"). As of the Effective Date, the feeds of the Service are or will be available on Intelsat Americas 13 ("Programmer's U.S. Satellite"). Programmer may, from time to time, in its sole discretion, change the satellite being used for delivery of the Service to Affiliate; provided, however, that any satellite used by Programmer to transmit the Service shall be a domestic communications satellite commonly used for the delivery of television programming which must be viewable with existing equipment from the Broadcast Center without Affiliate incurring additional costs or requiring Affiliate to enter into any third-party arrangements (e.g., HITS) for receipt of the signals. In the event Programmer either (i) changes Programmer's U.S. Satellite to a satellite or other transmission medium not susceptible to viewing or utilization by Affiliate's then-existing earth station equipment without affecting the receipt of the signals of any other programming or other services then received (or committed to be received) by such Affiliate, (ii) changes the technology used by Programmer to encrypt the Service to a technology not compatible with Affiliate's then-existing descrambling equipment, or (iii) compresses, digitizes or otherwise modifies the signal of the Service in such a manner that it cannot be received or utilized by Affiliate, then Affiliate shall have the right to discontinue carriage of the Service, immediately; provided that this right of discontinuance and deletion shall not apply to Affiliate if Programmer agrees to: (I) provide Affiliate with the necessary additional equipment required to receive the Service from the new satellite; and (II) promptly reimburse Affiliate for the actual out of pocket cost to acquire and install equipment necessary for Affiliate to descramble, receive and/or utilize the signal of the Service from such new satellite or other transmission medium, and/or the actual out of pocket cost to acquire and install equipment necessary for Affiliate to descramble, receive and/or utilize the signal of the Service. Programmer agrees to use commercially reasonable efforts to provide Affiliate with at least one hundred twenty (120) days' prior written notice of any satellite or technology change. Programmer, or its designee, shall maintain appropriate back-up satellite protection arrangements in accordance with customary industry standards. Programmer and Affiliate shall use their respective commercially reasonable efforts to maintain for the Service a high quality of signal transmission in accordance with their respective technical standards and procedures.

            (v) *****

         (d) Rights with Respect to Channel Capacity. Affiliate shall have the right, in its sole discretion and for Affiliate's sole benefit as between Programmer

EXECUTION VERSION                       8
and Affiliate, to utilize the channel capacity used to transmit the Service during any hours which (i) the Service, or any significant portion thereof, is not being transmitted to Affiliate for any reason; or (ii) the transmission of the Service, or any significant portion thereof, has been suspended or terminated by Affiliate pursuant to Section 17. Programmer acknowledges that it has no ownership rights in, or right to use, any channel or any amount of capacity on any DTH Satellite.


      2. Compensation; Most Favored Nation; Programming Account.

         (a) Compensation. As full and complete compensation for Affiliate's right to distribute the Service, Affiliate shall pay to Programmer the applicable percentage of Gross Receipts (as defined below) for each month, as such percentage is calculated as set forth on Exhibit B.

            (i) "Gross Receipts" are defined as the sum of all monies billed to Subscribers by Affiliate during any month (not including amounts owed by Affiliate due to taxes other than income or franchise taxes) for receiving any part of the Service; provided, however, that Gross Receipts shall in no event include (i) any charge specifically made for access to programming other than for the Service or any general access charge, hardware licensing charge or other charge made on a "blanket" basis (which shall mean that such charge will relate to access to all program services available from Affiliate by means of the DTH Distribution System); or (ii) any charges made for ordering the Service via telephone as a PPV Offering, which charges are additional to the charges for ordering the Service without using the telephone. Affiliate shall have the right to offer Movie Channel 1, Movie Channel 2 and/or Playboy TV as part of the Cascade, as set forth above, *****. Other than as set forth above, Affiliate shall notify Programmer prior to packaging the Subscription Offerings with any other programming services. *****


            (ii) To the extent that a Subscriber prepays any portion of monies solely in connection with Affiliate's distribution of the Service, then the amount prepaid shall be included in Gross Receipts for the month in which such payment was received; provided that, Affiliate's billing system has the capability to account for such prepayments. Affiliate shall deduct the amount of any Credit Transaction (as defined below in Section 2(a)(ii)), as such amount is reasonably determined by Affiliate, from the Gross Receipts of the month in which such Credit Transaction occurs.

            (iii) "Credit Transaction" shall mean any refund (or other payment or credit) to a DIRECTV Subscriber in connection with (A) prepayments for the Service, (B) Programmer's inability to transmit the Service to Affiliate for distribution via the DTH Distribution System for any reason other than Affiliate's non-performance of an obligation hereunder, (C) a Force Majeure
Event or (D) credits (excluding Discounted Previews of the Service not authorized by Programmer) allowed by Affiliate in its commercially reasonable

EXECUTION VERSION                       9
judgment   consistent   with   Affiliate's   policies  and  procedures   applied
consistently  to  Programmer  and  Affiliate's   other  sources  of  programming
services.

            (iv) Affiliate shall be responsible for the accounting for all Gross Receipts and shall account to Programmer with regard to the Gross Receipts for the Service on a monthly basis, *****. Affiliate shall provide a separate accounting for the Playboy TV, Movie Channel 1, Movie Channel 2 and Playboy TV en Espanol (if applicable) Services. Each such accounting shall include:

            (A)   the aggregate Gross Receipts for such month;

            (B) the origin (categorized separately by residential subscribers (which includes multiple dwelling facilities, private offices and oil rigs) and hotels/motels, if any) of all Gross Receipts for Subscription Offerings for such month;

            (C)   the  number  of   residential   DIRECTV   Subscribers   as  of
                  approximately the fifteenth calendar day of such calendar month;

            (D)   the applicable Programmer Share from Exhibit B;

            (E) the dollar amount of Programmer's share of Gross Receipts for such month;

            (F) the number of Service Subscribers as of approximately the 15th day of such calendar month; and

            (G) for each PPV Offering, the number of Service Subscribers purchasing such PPV Offering on each calendar day of such month; and

            (H)   Hotel/Motel License Fee (as defined below in Section 2(c)).


            (v) Programmer and Affiliate shall accord confidential treatment to any information contained in the aforementioned statement in accordance with
Section 15. At Programmer's request and at reasonable times, upon reasonable advance written notice and during normal business hours at Affiliate's offices, Affiliate shall permit Programmer's representatives to review, one time per each year of the Term and one time during the year immediately after the termination or expiration of this Agreement, those books and records maintained according to Affiliate's standard accounting practices which are generally in accordance with GAAP required to verify License Fees and reports made hereunder. Programmer shall audit each calendar year of the Term, if at all, within one (1) year following the end of such calendar year, with such review limited to those records for those months of

EXECUTION VERSION                      10
the prior calendar year which have not been previously reviewed and those past months of the current calendar year for which records are available. Programmer shall report promptly (but no later than 30 days following completion) to Affiliate the results of such audit, including any deficiency in payment of License Fees that Programmer believes were revealed by such audit, and shall make any claim against Affiliate with respect to the results of such audit within one (1) year after reporting such results to Affiliate. From and after Programmer's audit of a particular period of the Term, such period shall be deemed closed by the parties and, except as may be demonstrated by such audit, Affiliate shall have no further liability in respect of License Fees for such period. Programmer may not commence a new audit until all prior audits have been closed and the results have been presented to Affiliate. Any such review shall be at Programmer's sole cost and expense; *****. The information derived from and the process of such review shall be subject to the confidentiality provisions of Section 15. Notwithstanding anything herein to the contrary, any audit conducted pursuant to this Section 2(a)(v) shall be conducted by a reputable, industry recognized third party auditor or another firm approved in advance by Affiliate, which shall have first entered into a confidentiality agreement with Affiliate.

         (b) License Fee. As full and complete compensation for the rights granted Affiliate hereunder, Affiliate shall pay to Programmer, on a monthly basis, the "License Fees," calculated pursuant to Programmer's Cable Rate Card in Exhibit B, subject to reduction and offset for any credits, discounts, and reimbursements set forth in Exhibit B, annexed hereto, *****. As used in this
Section 2 and elsewhere in this Agreement (including Exhibit "B") when referring to the payment of License Fees or the provision of subscriber reports by Affiliate to Programmer, unless expressly modified by "calendar," the term "month" shall refer to Affiliate's accounting month, which is the approximately thirty (30) day period commencing on approximately the middle of each month and ending on approximately the middle of the next succeeding month. *****.

         (c) Hotel/Motel License Fee. The parties understand and agree that the terms of this Section 2(c), and not Section 2(a), shall govern the case of monies received from the distribution of the Service to hotels or motels. In no event shall Affiliate pay any fees or other charges on any Gross Receipts pursuant to both this Section 2(c) and any other section of this Agreement. Affiliate shall pay to Programmer a license fee (the "Hotel/Motel License Fee") simultaneously with the accounting rendered to Programmer as set forth in
Section 2(a)(iv). The Hotel/Motel License Fee shall be equal to the license fee set forth on Exhibit D attached to this Agreement.

         (d) *****

         (e) *****

*****

      3. Commercial Announcements and Other Advertising.

EXECUTION VERSION                      11

         (a) Commercial Announcements. Programmer hereby represents and warrants that it does not make available to any Other Distributor of any Service commercial announcements of any nature in the schedule of such Service(s). If at any time during the Term, Programmer provides to any Other Distributor the right to make commercial announcements within any Service, then Programmer shall offer such right to Affiliate on terms and conditions no less favorable than those offered to such Other Distributor of the Service(s). In any event, the rights with respect to commercial or promotional announcements provided by Programmer to Affiliate shall be no less favorable, in terms of the nature, use, scheduling, availability, length of the announcements and so forth (including, without limitation, the right to cover Programmer's commercial or promotional announcements), than those provided to any Other Distributor.

         (b)  Advertising.  If  Programmer  offers  any  Other  Distributor  the
opportunity   to   advertise,   or  includes  any  Other   Distributor   in  any
advertisement(s), whether or not in connection with the Service, in any publication, recording, service, visual work or audiovisual work, whether or not Programmer controls it, then Programmer shall provide Affiliate with the opportunity to elect to be included in such advertisement, if such advertisement is in connection with advertising the Service, or an opportunity to elect to be included in a similar advertisement, if such advertisement is not in connection with advertising the Service, on at least as favorable terms as such Other Distributor. Programmer shall not include Affiliate, or advertise Affiliate, by any means without Affiliate's prior written consent, which may be given or withheld by Affiliate in its sole discretion.

      4. Marketing and Promotion of the Service.

         (a) Affiliate shall market and promote the Service in a similar manner as Affiliate markets and promotes other similar premium programming services; provided, however, that Affiliate may market and promote any other such premium programming service differently and/or more frequently, if such service provider provides Affiliate with material consideration or compensation therefore. In connection therewith, Programmer shall provide Affiliate, upon Affiliate's request, with promotional and marketing advice. *****. Affiliate shall publicize the schedule of the Service in the Territory in a manner similar to that which it employs, and based on the same factors, it considers, in publicizing the schedule of other similar premium programming services distributed via the DTH Distribution System, including, without limitation, the publication of the Service programming schedule in the television listings and program guides which Affiliate, as applicable, distributes.

         (b) Subject to Sections 6 and 17, Affiliate shall not at any time during the Term (i) cease marketing or promoting the Service or (ii) withdraw distribution of the Service in any area of the Territory after the introduction thereof in such area; provided that, Affiliate may cease marketing and promoting the Service if Affiliate, in its absolute sole determination, reasonably believes that marketing or promoting the Service may be politically harmful to Affiliate or its Affiliated Companies or adversely affect the corporate image that Affiliate or its Affiliated Companies desires to maintain at such time, provided however, that should Affiliate cease marketing and/or promoting the Service for the

EXECUTION VERSION                      12
aforementioned reason, Affiliate may not market and/or promote any other adult services comparable to the Service provided by Programmer hereunder for so long as Affiliate ceases marketing and/or promoting the Service.

         (c) *****

         (d) [This section intentionally left blank.]

         (e) *****

         (f) Program Guide. During the Term, Programmer shall provide the daily programming schedule for the Service to Tribune Media Service (or such other service designated by Affiliate) in order that Affiliate may access the program schedule for purposes of the on-screen program guide.

      5. Representations. Warranties and Covenants.

         (a) By Affiliate. Affiliate warrants, represents and covenants to Programmer that:

            (i) to its best knowledge after diligent review and receipt of advice of legal counsel with experience in such matters, it is in compliance with and will comply with all material "Laws" (as defined below) with respect to its rights and obligations under this Agreement, including without limitation, all relevant provisions of the Cable Television Consumer Protection and Competition Act of 1992 which are applicable to Affiliate, the Communications Act of 1934, the Communications Decency Act of 1996 (as any or all may be amended and any successor, replacement or similar Laws or statutes), and any and all regulations issued pursuant to any of the foregoing. As used in this Agreement, "Laws" mean and include relevant federal, state, municipal or local statutes, laws, rules, regulations, ordinances, codes, directives and orders, including administrative rules or policies and court orders;

            (ii) it has the power and authority to enter into this Agreement and to fully perform its obligations hereunder;

            (iii) it shall distribute the Service in the Territory in accordance with and subject to the terms and conditions set forth in this Agreement;

            (iv) it shall not, without Programmer's prior written approval, use the name of or logo for "Playboy TV," "Spice Wild," "The Hot Network," "The Hot Zone," "Fresh!," "Club Jenna', "Spice:Xcess" or "Playboy TV en Espanol," or the names, titles or logos of the Service (or any successors thereto) or any of its programs, or the names, voices, photographs, likenesses or biographies of any individual participant or performer in, or contributor to, any program or any variations thereof, for any purpose other than in material intended to advise Service Subscribers or potential Service Subscribers of the availability and

EXECUTION VERSION                      13
scheduling of the Service or as a channel identifier. Affiliate shall not publish or disseminate any material that violates restrictions imposed by Programmer or Programmer's suppliers and disclosed upon reasonable advance written notice to Affiliate by Programmer. The restrictions set forth in this
Section 5(a) (iv) shall apply only to the extent they are applied by Programmer uniformly with respect to all of its distributors of the Service, and shall not apply if Affiliate has received a valid written authorization from a third party for any of the uses described in this Section 5(a)(iv);

            (v) it has obtained, and shall maintain in full force during the Term hereof, such federal, state and local authorizations as are material and necessary to operate the business it is conducting in connection with its rights and obligations under this Agreement;

            (vi) it has no knowledge of any misrepresentation, breach of warranty or covenant made by Programmer hereunder;

            (vii) the individual executing this Agreement on its behalf has the authority to do so.

         (b) By Programmer. Programmer warrants, represents and covenants to Affiliate that:

            (i) to its best knowledge after diligent review and receipt of advice of legal counsel with experience in such matters, it is in compliance with and will throughout the Term continue to comply with all material Laws applicable to, or with respect to, the Service and the provision of the Service to Affiliate, and Programmer's rights and obligations under this Agreement with respect to the Service and Programmer's obligations hereunder, including without limitation, FCC rules and regulations governing the Service, if any, all relevant provisions of the Cable Television Consumer Protection and Competition Act of 1992, and the Communications Act of 1934, the effective portions of the Communications Decency Act of 1996 (as any or all may be amended and any successor, replacement or similar Laws) and any regulations promulgated under any applicable law or any of the foregoing;

            (ii) it has the power and authority to enter into this Agreement and to fully perform its obligations hereunder;

            (iii) it shall provide the Service for the Territory, at its sole cost and expense (together with any necessary equipment, including without limitation, backup or reserve equipment), in accordance with and subject to the terms and conditions set forth in this Agreement, *****.

            (iv) it shall promptly provide Affiliate with any and all promotional materials of the Service which it generally provides to any other distributor of the Service, at Programmer's sole cost and expense; and if Affiliate shall request additional such materials,

EXECUTION VERSION                      14
then Programmer shall promptly provide such materials to Affiliate and Affiliate shall reimburse Programmer for the reasonable actual costs thereof;

            (v) it has obtained, and shall maintain in full force during the Term hereof, such federal, state and local authorizations as are necessary to comply with Laws or which are material and necessary to operate the business it is conducting in connection with its rights and obligations under this Agreement;

            (vi) it has obtained or will obtain at its sole expense all rights necessary for Affiliate to use and enjoy its rights in connection with its distribution of the Service, including, without limitation, obtaining all necessary trademarks, copyrights, licenses and any and all other proprietary, intellectual, property and other use rights necessary in connection with, or for Affiliate's distribution of the Service, and at all times during the Term "PLAYBOY TV," "SPICE WILD," "THE HOT NETWORK," "FRESH!," "CLUB JENNA", "SPICE:XCESS" or "PLAYBOY TV EN ESPANOL" or the names, titles or logos of the Service (or any successors thereto) or any of their programs, or the names, voices, photographs, music, likenesses or biographies of any individual participant or performer in, or contributor to, any program or any variations thereof) and to perform its obligations hereunder and grant the rights granted pursuant to Section 1;

            (vii) there are no (and it covenants that it shall not enter into directly or indirectly, allow or otherwise permit any) affiliation, distribution or any other agreements, whether written or oral, granting to distributors and/or any other third party, person or entity any form or type of exclusive or other rights that would limit or restrict in any way Affiliate's rights to distribute the Service in the Territory;

            (viii) it shall not, without Affiliate's prior written approval, use the name of or logo for "DIRECTV," or any variations thereof, for any purpose, without Affiliate's prior written consent;

            (ix) there is no actual and, to Programmer's knowledge, there is no pending investigation (including, without limitation, a grand jury investigation) involving the Service (or any content included in the Service) or any pending proceeding against Programmer (or any of its principals or Affiliated Companies) for the violation of any federal, state or local law or regulation, as applicable, concerning illegal, indecent or obscene material or the transmission thereof (the "Obscenity Laws");

            (x) it will notify Affiliate as soon as reasonably practical, but in no event more than two Business Days, after receiving notification of, or becoming aware of, any pending investigation by any governmental authority, or any pending criminal proceeding against Programmer (or any of its principals or Affiliated Companies (as defined in Section 8(a)), which investigation or proceeding concerns distribution of the Service or programming in the Service, including without limitation, investigations any/or proceedings concerning potential violations of Obscenity Laws. For purposes of this Section 5(b)(x), Programmer shall be deemed to be aware of any such investigation or proceeding if any of the directors,

EXECUTION VERSION                      15
officers, agents, representatives or employees of managerial functions of Programmer or an Affiliated Company has received any communication about or otherwise becomes aware of any such investigation or proceeding;

            (xi) to the best of Programmer's knowledge after diligent review and advice of counsel with experience in such matters, the programming Service and all programming provided as part thereof that Programmer provides Affiliate hereunder complies with Obscenity Laws and is not violative of Obscenity Laws in any jurisdiction in the Territory;

            (xii) it solely and exclusively possesses, and will at all times during the Term so possess, any and all rights necessary to grant Affiliate the right to distribute the Service and all programming provided as part thereof, as a whole or in parts, as Subscription Offering(s) and PPV Offering(s), as the case may be, in the Territory (it being understood and agreed that Programmer has granted and may grant similar rights to other third parties);

            (xiii) nothing contained in the Service or in any other material supplied by Programmer to Affiliate violates, infringes, or conflicts with any rights of any person or entity (including, without limitation, copyright, trademark, music performance and all other proprietary and/or intellectual rights);

            (xiv) there are no outstanding (or, to the best of Programmer's knowledge, threatened) judgments or pending claims, liens, charges, restrictions, or encumbrances on or related to the Service or any programming provided as part thereof that may materially interfere with the rights of Affiliate under this Agreement;

            (xv) Programmer is the sole entity that has entered into and shall enter into agreements and obligations with other distributors with respect to the Service and to any and all programming provided as part of the Service;

            (xvi) except to the extent expressly permitted hereunder, during the
Term,   the  Service  shall  not  include  any  direct  sales,   advertising  or
infomercials;

            (xvii) the individual executing this Agreement on its behalf has the authority to do so;


            (xviii) to its best knowledge after diligent review and receipt of advice of legal counsel with experience in such matters, it is in compliance with and will throughout the Term continue to comply with 18 USC 2257 or 28 CFR 75 or any successor legislation or code. Programmer has prepared, maintained and executed, and at all times during the Term and for a period of seven (7) years thereafter shall, prepare, maintain and execute any documents or records, and provide Affiliate with copies of any documents or records which are required by Title 18, U.S.C. ss. 2257, as amended, and/or the associated regulations found at 28 C.F.R. 75.1 et. seq., as amended, and/or any successor statute or regulation ("Section 2257"). Programmer warrants and represents that it is in possession of such documents and records, and maintains them in accordance with
Section  2257.  Programmer  agrees to appoint

EXECUTION VERSION                      16
a "record  custodian" as required  under Section 2257,  and will keep  Affiliate apprised of the physical  address  where all  required  records are compiled and maintained pursuant to Section 2257, along with the name of the records custodian. Programmer will display a conspicuous disclosure statement on all depictions of `actual sexually explicit conduct' contained in the Services as required by Section 2257, which statement identifies the records custodian for the content and describes the physical location where the records relating to the content may be inspected as required under applicable law. If required by law, Programmer will be identified as a "primary producer" in any and all disclosure statements associated with the Services pursuant to Section 2257. Programmer further agrees to cooperate with Affiliate in connection with any inspections or government inquiries initiated pursuant to Section 2257. Affiliate shall have the right to inspect such documents and records at any time during regular business hours at Programmer's location for maintaining the records with five (5) business days' prior written notice from Affiliate.

         6. Term; Effective Date; Termination.

         (a) Term; Effective Date. Subject to certain rights of termination set forth in this Agreement, the term of the Agreement shall be for the period commencing on the Effective Date and continuing through October 14, 2009 (the "Term").

         (b) Termination for Breach or Bankruptcy. This Agreement may be terminated by either party (the "Affected Party"), in its discretion, at any time after any of the following occurrences with respect to the other party (the "Other Party"):

            (i) the breach of any representation, warranty or covenant of the Other Party or failure by the Other Party, its successors or assigns to perform any material obligation hereunder which is not cured within thirty (30) days after receipt of written notice thereof from the Affected Party or as to which reasonable steps to cure have not been commenced within such period (or are not thereafter diligently pursued and completed within an additional thirty (30)
days); or

            (ii) the filing of a petition in bankruptcy or for reorganization by or against the Other Party under any bankruptcy act; the assignment by the Other Party for the benefit of its creditors, or the appointment of a receiver, trustee, liquidator or custodian for all or a substantial part of the Other Party's property, and the order of appointment is not vacated within thirty (30) days; or the assignment or encumbrance by the Other Party of this Agreement contrary to the terms hereof; or

         (c) Termination by Affiliate. Affiliate may terminate this Agreement:

            (i) subject to Section 1(b)(viii), immediately upon prior written notice, if the Service, or any programming provided as part thereof (including, without limitation, advertising, if any), fails to comply in any material way with Exhibit A hereto and the definition of "Service" in Section 1(b) hereof, as reasonably determined by Affiliate, if

EXECUTION VERSION                      17

Programmer is unable to cure such material failure within fifteen (15) days upon notice (specifying such failure) thereof ;

            (ii)  if  Affiliate   discontinues  operation  of  the  DTH  System,
immediately upon such discontinuance;

            (iii) according to the provisions of Section 6(d) or Section 17 hereof;

            (iv) immediately following written notice to Programmer of Programmer's failure to comply with any material Laws, if Programmer is unable to cure or eliminate the failure to comply with such material Laws in any material respect within fifteen (15) days upon notice (specifying such failure) thereof; or

            (v) *****

         (d)  Force  Majeure.   Notwithstanding  any  other  provision  in  this
Agreement, neither Programmer nor Affiliate shall have any liability to the other or any other person or entity with respect to any failure of Programmer or Affiliate, as the case may be, to transmit or distribute the Service or perform its obligations hereunder if such failure is due to any failure or degradation in performance of Programmer's U.S. Satellite or Affiliate's DTH Satellite(s) or transponders on any such satellites (as applicable) or of the DTH System (in which case, Affiliate shall be excused from its distribution obligations under this Agreement), or of any failure of scrambling/descrambling equipment or any other equipment owned or maintained by others (including, without limitation, Affiliate's automated billing and authorization systems), any failure at the origination and uplinking center used by Programmer or Affiliate, any labor dispute, fire, flood, riot, legal enactment, government regulation, Act of God, or any cause beyond the reasonable control of Programmer or Affiliate, as the case may be (a "Force Majeure"), ***** provided, however, that if Affiliate determines in its sole discretion that it is commercially or technically unfeasible to cure a Force Majeure with respect to the DTH System or one or more DTH Satellites and so notifies Programmer, then either party may terminate this Agreement effective upon written notice to the other party. The parties acknowledge and agree that although the Service may at any given time be uplinked to only one of several DTH Satellites, failure or degradation in any of such DTH Satellites may require Affiliate to reduce the number of programming services (in particular the number of PPV and/or adult services) available for allocation among all of the DTH Satellites, with such reduction including, without limitation, curtailment or termination of the distribution of the Service by Affiliate, at Affiliate's sole discretion. Accordingly, Programmer further acknowledges and agrees that the provisions set forth in the first sentence of this Section 6(d) shall apply and shall exculpate Affiliate and excuse the performance of Affiliate hereunder in the event of such a failure or degradation of any of the DTH Satellites or the transponders on any such satellite, regardless of whether the satellite to which the Service is uplinked at the time of such failure or degradation is itself the subject of such failure or degradation. In the event Affiliate determines in its sole discretion that it is unable to cure, or it is commercially impracticable to cure, such Force Majeure during the

EXECUTION VERSION                      18
remaining Term of this Agreement, then Affiliate may terminate this Agreement immediately upon notice to Programmer.

         (e) Survival. Termination of this Agreement pursuant to this Section 6 shall not relieve either party of any of its liabilities or obligations under this Agreement, including without limitation those set forth below in Section 8, which shall have accrued on or prior to the date of such termination.

         (f) *****

         (g) Rights to Limit Distribution. Programmer shall have the rights to limit distribution of Movie Channel 1 and Movie Channel 2 as set forth in Exhibit B hereof.

      7. Separate Entities. No officer, employee, agent, servant or independent contractor of either party hereto or their respective subsidiaries or affiliates shall at any time be deemed to be an employee, servant or agent of the other party for any purpose whatsoever, and the parties shall use commercially reasonable efforts to prevent any such misrepresentation. Nothing in this Agreement shall be deemed to create any joint-venture, partnership or principal-agent relationship between Programmer and Affiliate, and neither shall hold itself out in its advertising or in any other manner which would indicate any such relationship with the other.

      8. Indemnification; Limitation of Liability.

         (a) By Programmer. Programmer shall indemnify, defend and hold harmless each of Affiliate, its Affiliated Companies (as defined below) and the directors, officers, employees, and agents of Affiliate and its Affiliated Companies (collectively, the "Affiliate Indemnitees") from, against and with respect to any and all claims, criminal and civil liabilities, costs and expenses (including reasonable attorneys' and experts' fees) ("Claims") incurred to third parties (including without limitation, any Governmental Authorities) in connection with any claim against any of the Affiliate Indemnitees arising out of (i) Programmer's breach of its representations, warranties and covenants set forth in this Agreement, (ii) the Service or material or programming supplied by Programmer pursuant to this Agreement, (iii) the distribution or cablecast of any programming of the Service which violates or requires payment for use or performance of any copyright, right of privacy or literary, music performance or dramatic right, (iv) Programmer's advertising and marketing of the Service, (v) any acts or omissions by audio text suppliers (including, without limitation, the content of any of the audio text service) and all employees and contractors thereof, (vi) any other materials, including advertising or promotional copy, supplied or permitted by Programmer, and/or (vii) any claim for payment by a third party as a result of Affiliate's distribution of the Service. As used in this Agreement, "Affiliated Company(ies)" shall mean, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by or under common control (i.e., the power to direct affairs by reason of ownership of voting stock, by contract or otherwise) with such person or entity and any member, director, officer or employee of such person or entity.

EXECUTION VERSION                      19

         (b) By Affiliate. Affiliate shall indemnify, defend and hold harmless each of Programmer, Programmer's Affiliated Companies and the directors, officers, employees and agents of Programmer and Programmer's Affiliated
Companies (collectively, the "Programmer Indemnitees") from, against and with respect to any and all claims, liabilities, costs and expenses (including reasonable attorneys' and experts' fees) incurred to third parties arising out of (i) Affiliate's breach of its representations, warranties and covenants set forth in this Agreement, (ii) Affiliate's distribution of the Service by means of the DTH Distribution System (except with respect to claims relating to the content of the Service, including advertising or promotional copy supplied or permitted by Programmer), (iii) Affiliate's advertising and marketing of the Service and the DTH System, and (iii) any other materials used by Affiliate, including advertising or promotional copy, not supplied or permitted by Programmer.

         (c) Procedure for Indemnification Claims. The respective indemnification obligations of each of the parties pursuant to Sections 8(a) and 8(b), above, shall be conditioned upon strict compliance with the following procedures for indemnification claims based upon or arising out of any claim, action or proceeding by any person not a party to this Agreement. If at any time a claim shall be made, or an action or proceeding shall be commenced, against a party to this Agreement (the "Aggrieved Party") which could result in liability of the other party (the "Indemnifying Party") under its indemnification obligations under this Agreement, the Aggrieved Party shall give to the Indemnifying Party notice of that claim, action or proceeding within five (5) Business Days following receipt of service of any claim, action or proceeding by the Party (except that failure to give that notice shall not excuse the Indemnifying Party except to the extent that it is materially prejudiced by that failure). The notice shall state the basis for the claim, action or proceeding and the amounts claimed, (to the extent that amount is determined at the time when the notice is given) and shall permit the Indemnifying Party to assume the defense of any such claim, action or proceeding (including any action or proceeding resulting from any such claim) with counsel which is reasonably acceptable to the Aggrieved Party. Failure by the Indemnifying Party to notify the Aggrieved Party of its election to defend the claim, action or proceeding within a reasonable time, but in no event more than fifteen (15) days after the notice shall have been given to the Indemnifying Party, shall be deemed a waiver by the Indemnifying Party of its right to defend the claim, action or proceeding; provided, however, that the Indemnifying Party shall not be deemed to have waived the right to contest and defend against any claim of the Aggrieved Party for indemnification under this Agreement based upon or arising out of that claim, action or proceeding.

            (i) *****
*****

      9. Notices. Except as set forth below, all notices hereunder shall be in writing and delivered by hand or sent by certified mail, return receipt requested, fax, an overnight delivery service to the receiving party at its address set forth above or as otherwise designated by written notice. Notice to Programmer shall be provided as follows:

EXECUTION VERSION                     20

If by mail, facsimile        Playboy Entertainment Group, Inc.
or overnight or              2706 Media Center Drive.
personal delivery:           Los Angeles, California 90065
                             Attention:  Senior Vice President,
                             Business and Legal Affairs
                             Fax:  (323) 276-4502

                             Playboy Entertainment Group, Inc.
                             2706 Media Center Drive.
                             Los Angeles, California 90065
                             Attention:  Executive Vice President,
                             Sales and Affiliate Relations
                             Fax:  (323) 276-4505

With a courtesy copy to:     Playboy Enterprises, Inc.
                             680 N. Lake Shore Drive
                             Chicago, Illinois 60611
                             Attn:  General Counsel
                             Fax:  (312) 266-2042


Notice to Affiliate shall be provided as follows:


If by mail                   DIRECTV, Inc.
or facsimile:                P.O. Box 92424
                             Los Angeles, California 90009
                             Attention:  Executive Vice President, Programming
                             Fax:  (310) 535-5416
                             cc:  General Counsel
                             Fax:  (310) 964-4991
                             cc:  Legal & Business Affairs
                             Fax:  (310) 964-4880

If by overnight or           DIRECTV, Inc.
personal delivery:           2230 East Imperial Highway
                             El Segundo, California 90245
                             Attention: Executive Vice President, Programming
                             cc:  General Counsel
                             cc:  Legal & Business Affairs

      Notice given by mail shall be considered to have been given five (5) days after the date of mailing, postage prepaid certified or registered mail. Notice given by facsimile machine shall be considered to have been given on the date receipt thereof is electronically acknowledged. Notice given by an overnight delivery service shall be considered to have been given on the next business day.

EXECUTION VERSION                      21

      10. Waiver. The failure of any party to insist upon strict performance of any provision of this Agreement shall not be construed as a waiver of any subsequent breach of the same or similar nature. Subject to Section 8(d) above, all rights and remedies reserved to either party shall be cumulative and shall not be in limitation of any other right or remedy which such party may have at law or in equity.

      11. Binding Agreement; Assignment. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, except that it may not be assigned by transfer, by operation of law or otherwise, without the prior written consent of the non-transferring party, which shall not be unreasonably withheld; provided, however, that (i) Affiliate may assign its rights and obligations under this Agreement, in whole or in part (including without limitation, Affiliate's right to distribute the Service) (A) to a successor entity to Affiliate's DTH business; (B) to a third party as part of preparing to go or going public; or (C) to a third party, provided Affiliate remains primarily liable for the performance of such third party's obligations hereunder and (ii) Programmer may assign its rights and obligations under this Agreement, in whole or in part, (A) to a successor entity to Programmer's business; provided, however, that such assignment shall be subject to the limitations relating to Change in Control set forth in Section 6(c)(v) hereof); or (B) to a third party as part of preparing to go or going public, so long as the controlling stockholder(s) of Programmer and substantially all of the members of management of the Programmer remain the same following the initial public offering and for the duration of the Term.

      12. Laws of California; Consent to California Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and fully performed therein, except to the extent that the parties' respective rights and obligations are subject to mandatory local, State and Federal laws or regulations. All actions relating to this Agreement shall be brought, and the parties hereto consent to exclusive jurisdiction (in personam and in rem) and venue for all actions relating to this Agreement, in the courts located in Los Angeles County, California; provided, however, that any judgments or court orders obtained may be enforced in any other jurisdiction. Programmer represents that CT Corporation System is its authorized agent for service of process in Los Angeles, California.

      13. Entire Agreement and Section Headings. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements, or understandings relating to the subject matter hereof (whether written, oral or implied), including, without limitation, the Current Playboy Agreement and any amendments thereto. This Agreement shall not be modified other than in a writing, signed by each of the parties hereto. The section headings hereof are for the convenience of the parties only and shall not be given any legal effect or otherwise affect the interpretation of this Agreement.

      14. Severability. The parties agree that each provision of this Agreement shall be construed as separable and divisible from every other provision and that the enforceability of

EXECUTION VERSION                      22
any one provision shall not limit the enforceability, in whole or in part, of any other provision hereof. In the event that a court of competent jurisdiction determines that a restriction contained in this Agreement shall be unenforceable because of the extent of time or geography, such restriction shall be deemed amended to conform to such extent of time and/or geography as such court shall deem reasonable.


      15. Confidentiality.

         (a) Generally. The parties agree that they and their employees have maintained and will maintain, in confidence, the terms and provisions of this Agreement, as well as all data, summaries, reports, proprietary information, trade secrets and information of all kinds, whether oral or written, acquired or devised or developed in any manner from the other party's personnel or files or any proprietary or subscriber information provided by one party to the other party (the "Confidential Information"), and that they have not and will not reveal the same to any persons not employed by the other party except: (i) (A) at the written direction of such party; (B) to the extent necessary to comply with the law or the valid order of a court of competent jurisdiction, in which event the disclosing party shall so notify the other party as promptly as practicable (and, if possible, prior to making any disclosure) and shall seek confidential treatment of such information, or in connection with any arbitration proceeding; (C) as part of its normal reporting or review procedure to its parent company, its financial advisors, auditors and its attorneys, and such parent company, financial advisors, auditors and attorneys agree to be bound by the provisions of this Section 15; (D) to independent contractors hired by either party in the ordinary course of business, bona fide potential investors, insurers and financing entities; provided, however, that such persons described above agree to be bound by the provisions of this Section 15; or (E) in order to enforce any of its rights pursuant to this Agreement; however, that such person described above agrees to be bound by the provisions of this Section 15; or (ii)(A) at the time of disclosure to the recipient the Confidential Information is in the public domain; or (B) after disclosure to the recipient the Confidential Information becomes part of the public domain by written publication through no fault of the recipient. During the Term, neither party shall issue an independent press release, or discuss with a member of the press, this Agreement or the transactions contemplated hereby without the prior written consent of the other party.

         (b) Programmer's Further Obligations. Notwithstanding Section 15(a), Programmer specifically acknowledges and agrees that any lists of Affiliate's customers or users, and all information related to such customers and users, is confidential and proprietary information of Affiliate and cannot be disclosed by Programmer or used by Programmer for any purpose or use whatsoever, other than for its review at Affiliate's offices as part of Programmer's audit rights hereunder to determine if Programmer has been paid the License Fees due to it by Affiliate. Also notwithstanding Section 15(a), Programmer further acknowledges and agrees that under no circumstances will it in any way: disclose information (whether personally identifiable or not) to any third party regarding
Affiliate's customers or users or engage in any direct mailing or telephone solicitation which Affiliate's customers or users do not previously and expressly approve (whether orally or in writing) or previously

EXECUTION VERSION                      23
and expressly request (whether orally or in writing), or which Affiliate does not previously and expressly approve in writing in Affiliate's sole discretion.

      16. Injunctive Relief. Notwithstanding anything in this Agreement to the contrary, Programmer and Affiliate each shall have the right to obtain injunctive relief, if necessary, in order to prevent the other party from willfully breaching its obligations under this Agreement.

      17. Cessation of Program Distribution. If Affiliate in good faith reasonably believes that Affiliate's provision of any of the programming on the Service either violates any material Law or could be found by a court or administrative agency to violate any material Law (a "Law Violation" or "Potential Law Violation") or reasonably believes in good faith at any time that any of the programming on the Service is adversely affecting the corporate image that Affiliate desires to maintain at such time (an "Image Problem") then, notwithstanding anything to the contrary in this Agreement, (a) immediately following written notice to Programmer in the case of a Law Violation or Potential Law Violation, or (b) no sooner than thirty (30) days following written notice to Programmer in the case of an Image Problem and only after consultation with Programmer and providing Programmer the opportunity to propose a plan to resolve the Image Problem (if Affiliate elects to terminate this Agreement as provided in this Section 17); Affiliate may terminate this Agreement, or Affiliate may cease distributing the offending programming or the Service (in any portion of the Territory, or the entire Territory, as Affiliate shall determine in its sole discretion based on the genesis of the Law Violation; Potential Law Violation or Image Problem) until Affiliate determines in Affiliate's sole discretion that there will be no Image Problem because the Service programming at that subsequent time is consistent with the corporate image that Affiliate then desires to maintain or Affiliate reasonably determines that a Law Violation or Potential Law Violation will not again occur. If
Affiliate, pursuant to this Section 17 and due to an Image Problem, desires to cease distributing the Service, Affiliate shall provide Programmer with notice thereof setting forth in reasonable detail the nature of Affiliate's concerns and provide Programmer with the opportunity to propose changes in the Service to address Affiliate's concerns.

      18. Survival of Representations and Warranties. All representations and warranties contained herein or made by the parties, and each of them, in connection herewith shall survive any independent investigation made by either party.

      19. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all such counterparts together shall constitute but one and the same instrument. The parties also agree that this Agreement shall be binding upon the faxing by each party of a signed signature page thereof to the other party. If such a

EXECUTION VERSION                      24
faxing occurs, the parties agree that they will each also immediately post, by Federal Express, a fully executed original counterpart of the Agreement to the other party.

      IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

DIRECTV, INC.


By:  /s/ Toby Berlin
     ----------------------------------------

Toby Berlin
Vice President, Programming Acquisitions


PLAYBOY ENTERTAINMENT GROUP, INC.


By:  /s/ Jonathan Blinderman/
     ----------------------------------------


SPICE HOT ENTERTAINMENT, INC.


By:  /s/ Jonathan Blinderman/
     ----------------------------------------

EXECUTION VERSION                      25

                                    EXHIBIT A


                   DESCRIPTIONS AND LIMITATIONS OF THE SERVICE

From and after the Effective Date and at all times during the Term, the Service (including Playboy TV En Espanol, if applicable) shall be provided by Programmer to Affiliate on a full-time turnaround basis (i.e., 24 hours per day, seven days a week)

The programming content of the Service shall comply with the following limitations and restrictions:

(i) With respect to the services making up the Service, the programming contained therein shall (subject to specific channel descriptions set forth in this Agreement):

*****

(ii) All programming services may:

      (A) Include nudity and sexual situations as a matter of course; however, there shall be no depiction of any sexual acts prohibited by this Exhibit A.

      (B) Include explicit and graphic language; *****.

(iii) The Movie Channels shall comply with the following:

      (A) Movies on the Movie Channels shall be scheduled to start every 90 minutes, and on a staggered basis, with attention given to creating appealing double feature, three-hour blocks.

      (B) The movies broadcast on the Movie Channels shall generally range from 70 to 85 minutes in length.

      (C) *****

(iii) Subject to specific channel descriptions set forth in this Agreement, Programmer may determine the content of its programming services in its sole discretion, including the substitution or withdrawal of scheduled programs, and of commercial, promotional or other announcements, consistent with the terms and conditions of this Agreement.

(v) Programming Service Specific Restrictions.

      (A) Playboy TV. *****

      (B) Movie Channel 1. *****

      (C) Movie Channel 2. *****

EXECUTION VERSION                     26

      (D) Playboy TV en Espanol Service. *****

      (E) *****

EXECUTION VERSION                      27

*****


EXECUTION VERSION                      28

                                    EXHIBIT B


          PROGRAMMER'S CABLE RATE CARD FOR NON-HOTEL/MOTEL DISTRIBUTION


                               *****                                *****

*****                          *****                                *****
*****                          *****                                *****
*****                          *****                                *****

                                                      *****

EXECUTION VERSION                      29

                                    EXHIBIT C

                    MONTHLY PROGRAM SCHEDULES FOR THE SERVICE


                                 (see attached)

EXECUTION VERSION                      30

                                    EXHIBIT D

               PROGRAMMER'S RATE CARD FOR HOTEL/MOTEL DISTRIBUTION


                               *****                                *****

*****                          *****                                *****
*****                          *****                                *****
*****                          *****                                *****

EXECUTION VERSION                      31

                                    EXHIBIT E

         PROGRAMMERS RATE CARD FOR PLAYBOY TV EN ESPANOL (IF APPLICABLE)


*****                          *****                                *****
*****                          *****                                *****


EXECUTION VERSION                      32